                                                                    EXHIBIT 4(h)

                           LOAN AND SECURITY AGREEMENT




                          Dated as of October 29, 1999


                                      Among


                     THE FINANCIAL INSTITUTIONS NAMED HEREIN


                                 as the Lenders


                                       and


                      BANK OF AMERICA, NATIONAL ASSOCIATION


                                  as the Agent


                                       and


                         BANC OF AMERICA SECURITIES LLC


          as the Syndication Agent, Lead Arranger and Sole Book Runner


                                       and


                             FTL RECEIVABLES COMPANY


                                 as the Borrower

                                TABLE OF CONTENTS


ARTICLE I INTERPRETATION OF THIS AGREEMENT                                                                        0
Section 1.1       Definitions.  As used herein:                                                                   0
Section 1.2       Accounting Terms.                                                                              23
Section 1.3       Interpretive Provisions.                                                                       23

ARTICLE II LOANS                                                                                                 24
Section 2.1       Total Facility.                                                                                24
Section 2.2       Revolving Loans.                                                                               24

ARTICLE III INTEREST AND FEES                                                                                    31
Section 3.1       Interest.                                                                                      31
Section 3.2       Conversion and Continuation Elections.                                                         32
Section 3.3       Maximum Interest Rate.                                                                         33
Section 3.4       Closing Fees.                                                                                  33
Section 3.5       Unused Line Fee.                                                                               34
Section 3.6       Administrative Fee.                                                                            34

ARTICLE IV PAYMENTS AND PREPAYMENTS                                                                              34
Section 4.1       Revolving Loans.                                                                               34
Section 4.2       Termination of Facility.                                                                       34
Section 4.3       Payments by the Borrower.                                                                      35
Section 4.4       Payments as Revolving Loans.                                                                   35
Section 4.5       Apportionment, Application and Reversal of Payments.                                           36
Section 4.6       Indemnity for Returned Payments.                                                               36
Section 4.7       Agent's and Lenders' Books and Records; Monthly Statements.                                    37

ARTICLE V TAXES, YIELD PROTECTION AND ILLEGALITY                                                                 37
Section 5.1       Taxes.                                                                                         37
Section 5.2       Illegality.                                                                                    38
Section 5.3       Increased Costs and Reduction of Return.                                                       39
Section 5.4       Funding Losses.                                                                                39
Section 5.5       Inability to Determine Rates.                                                                  40
Section 5.6       Certificates of Lenders.                                                                       40
Section 5.7       Survival.                                                                                      40

ARTICLE VI COLLATERAL                                                                                            40
Section 6.1       Grant of Security Interest.                                                                    40
Section 6.2       Perfection and Protection of Security Interest.                                                41
Section 6.3       Location of Collateral.                                                                        42
Section 6.4       Title to, Liens on, and Sale and Use of Collateral.                                            42
Section 6.5       Appraisals.                                                                                    42
Section 6.6       Access and Examination; Confidentiality.                                                       43


Section 6.7       Collateral Reporting.                                                                          44
Section 6.8       Receivables.                                                                                   44
Section 6.9       Collection of Receivables; Payments.                                                           45
Section 6.10      Documents, Instruments, and Chattel Paper.                                                     46
Section 6.11      Right to Cure.                                                                                 46
Section 6.12      Power of Attorney.                                                                             46
Section 6.13      The Agent's and Lenders'Rights, Duties and Liabilities.                                        47

ARTICLE VII BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES                                                    47
Section 7.1       Books and Records.                                                                             47
Section 7.2       Financial Information.                                                                         47
Section 7.3       Certain Notices                                                                                50

ARTICLE VIII GENERAL WARRANTIES AND REPRESENTATIONS                                                              51
Section 8.1       Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.          51
Section 8.2       Validity and Priority of Security Interest.                                                    51
Section 8.3       Organization and Qualification.                                                                51
Section 8.4       Corporate Name; Prior Transactions.                                                            52
Section 8.5       Subsidiaries and Affiliates.                                                                   52
Section 8.6       Financial Statements.                                                                          52
Section 8.7       Solvency.                                                                                      52
Section 8.8       Debt.                                                                                          52
Section 8.9       Distributions.                                                                                 52
Section 8.10      Title to Property.                                                                             52
Section 8.11      Trade Names and Terms of Sale.                                                                 52
Section 8.12      Litigation.                                                                                    53
Section 8.13      Restrictive Agreements.                                                                        53
Section 8.14      No Violation of Law.                                                                           53
Section 8.15      No Default.                                                                                    53
Section 8.16      ERISA Compliance.                                                                              53
Section 8.17      Taxes.                                                                                         54
Section 8.18      Regulated Entities.                                                                            54
Section 8.19      Use of Proceeds; Margin Regulations.                                                           54
Section 8.20      No Material Adverse Change.                                                                    54
Section 8.21      Year 2000 Assessment.                                                                          55
Section 8.22      Full Disclosure.                                                                               55
Section 8.23      Material Agreements.                                                                           55
Section 8.24      Bank Accounts.                                                                                 55
Section 8.25      Governmental Authorization.                                                                    55
Section 8.26      FTL Senior Credit Agreement                                                                    55

ARTICLE IX AFFIRMATIVE AND NEGATIVE COVENANTS                                                                    55
Section 9.1       Payment of Taxes and Other Indebtedness.                                                       56
Section 9.2       Preservation of Existence and Franchises.                                                      56
Section 9.3       Separate Legal Existence.                                                                      56
Section 9.4       Compliance with Law.                                                                           56


Section 9.5       Maintenance of Property.                                                                       56
Section 9.6       Insurance.                                                                                     56
Section 9.7       Compliance with ERISA.                                                                         57
Section 9.8       Merger.                                                                                        57
Section 9.9       Restricted Payments.                                                                           57
Section 9.10      Transactions Affecting Collateral or Obligations.                                              57
Section 9.11      Guaranties.                                                                                    57
Section 9.12      Debt.                                                                                          57
Section 9.13      Investments.                                                                                   57
Section 9.14      Prepayment.                                                                                    58
Section 9.15      Transactions with Affiliates.                                                                  58
Section 9.16      Investment Banking and Finder's Fees.                                                          58
Section 9.17      Business Conducted.                                                                            58
Section 9.18      Liens.                                                                                         58
Section 9.19      New Subsidiaries.                                                                              58
Section 9.20      Fiscal Year.                                                                                   58
Section 9.21      Further Assurances.                                                                            59
Section 9.22      Minimum Eligible Receivables.                                                                  59
Section 9.23      Transaction Documents.                                                                         59

ARTICLE X CONDITIONS OF LENDING                                                                                  60
Section 10.1      Conditions Precedent to Making of Loans on the Closing Date.                                   60
Section 10.2      Conditions Precedent to Each Loan.                                                             62

ARTICLE XI DEFAULT; REMEDIES                                                                                     63
Section 11.1      Events of Default.                                                                             63
Section 11.2      Remedies.                                                                                      66

ARTICLE XII TERM AND TERMINATION                                                                                 68
Section 12.1      Term and Termination.                                                                          68

ARTICLE XIII AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS                                         68
Section 13.1      No Waivers; Cumulative Remedies.                                                               68
Section 13.2      Amendments and Waivers.                                                                        68
Section 13.3      Assignments; Participations.                                                                   69

ARTICLE XIV THE AGENT                                                                                            71
Section 14.1      Appointment and Authorization.                                                                 71
Section 14.2      Delegation of Duties.                                                                          72
Section 14.3      Liability of Agent.                                                                            72
Section 14.4      Reliance by Agent.                                                                             72
Section 14.5      Notice of Default.                                                                             73
Section 14.6      Credit Decision.                                                                               73
Section 14.7      Indemnification.                                                                               74
Section 14.8      Agent in Individual Capacity.                                                                  74
Section 14.9      Successor Agent.                                                                               74


Section 14.10     Withholding Tax.                                                                               75
Section 14.11     Collateral Matters.                                                                            76
Section 14.12     Restrictions on Actions by Lenders; Sharing of Payments.                                       77
Section 14.13     Agency for Perfection.                                                                         78
Section 14.14     Payments by Agent to Lenders.                                                                  78
Section 14.15     Concerning the Collateral and the Related Loan Documents.                                      78
Section 14.16     Field Audit and Examination Reports; Disclaimer by Lenders.                                    78
Section 14.17     Relation Among Lenders.                                                                        79

ARTICLE XV MISCELLANEOUS                                                                                         79
Section 15.1      Cumulative Remedies; No Prior Recourse to Collateral.                                          79
Section 15.2      Severability.                                                                                  80
Section 15.3      Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.                         80
Section 15.4      Survival of Representations and Warranties.                                                    81
Section 15.5      Other Security and Guaranties.                                                                 81
Section 15.6      Fees and Expenses.                                                                             81
Section 15.7      Notices.                                                                                       82
Section 15.8      Waiver of Notices.                                                                             83
Section 15.9      Binding Effect.                                                                                83
Section 15.10     Indemnity of the Agent and the Lenders by the Borrower.                                        83
Section 15.11     Limitation of Liability.                                                                       84
Section 15.12     Final Agreement.                                                                               84
Section 15.13     Counterparts.                                                                                  84
Section 15.14     Captions.                                                                                      84
Section 15.15     Right of Setoff.                                                                               85

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







                             EXHIBITS AND SCHEDULES


                                    EXHIBITS


EXHIBIT A  FORM OF BORROWING BASE CERTIFICATE


EXHIBIT B  FINANCIAL STATEMENTS


EXHIBIT C  LIST OF CLOSING DOCUMENTS


EXHIBIT D  NOTICE OF BORROWING


EXHIBIT E  PERFORMANCE PRICING GRID


EXHIBIT F  NOTICE OF CONVERSION/CONTINUATION


EXHIBIT G  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


SCHEDULE 1 - NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                    SCHEDULES


Schedule 1.1               Definition Schedules

Schedule 6.3               Location of Collateral

Schedule 7.2               Certificate of Responsible Officer

Schedule 8.3               Organization and Qualification.

Schedule 8.5               Subsidiaries and Affiliates.

Schedule 8.8               Debt
Schedule 8.11              Trade Names and Terms of Sale
Schedule 8.12              Litigation
Schedule 8.16              ERISA Compliance.
Schedule 8.24              Bank Accounts
Schedule 8.23              Material Agreements
Schedule 9.15              Transactions with Affiliates

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of October 29, 1999, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("Bank of America") with an office at 231 South LaSalle Street, Chicago, Illinois 60697, as administrative agent for the Lenders (in its capacity as agent, the "Agent"), BANC OF AMERICA SECURITIES LLC, a Delaware limited liability company with an office at 100 North Tryon Street, Charlotte, NC 28255, as lead arranger, sole book runner and syndication agent (in its capacity as the foregoing, the "Syndication Agent") and FTL RECEIVABLES COMPANY, a Delaware corporation, with offices at 233 South Wacker Drive, 5000 Sears Tower, Chicago, Illinois 60606 (the "Borrower").


                               W I T N E S S E T H


         WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit in an amount not to exceed $275,000,000 which extension of credit the Borrower will use for the purchase of receivables from designated originators and to refinance an existing receivables purchase facility; and


         WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.


         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

                                   ARTICLE I
                        INTERPRETATION OF THIS AGREEMENT

         Section 1.1       Definitions.  As used herein:

         "Acquiring Person" means any Person who or which, together with all Affiliates of such Person, shall acquire, directly or indirectly, the right to vote, or dispose of, or "beneficial ownership" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of, more than fifty percent (50%) of the shares of the voting stock of FTL then outstanding, but shall not include any Exempt Person.


         "Administrative Fee" has the meaning set forth in the Fee Letter.


         "Adverse Claim" means a Lien or similar claim of any Person.


         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.


         "Agent" means Bank of America, National Association, solely in its capacity as administrative agent for the Lenders, and any successor agent.


         "Agent Advances" has the meaning specified in Section 2.2(i) (Agent Advances).


         "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the ratable benefit of the Lenders and Agent pursuant to this Agreement and the other Loan Documents.


         "Agent-Related Persons" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.


         "Aggregate Revolver Outstandings" means, at any time: the sum of (a) the unpaid balance of Revolving Loans and (b) the aggregate amount of Pending Revolving Loans.


         "Agreement" means this Loan and Security Agreement.


         "Anniversary Date" means each anniversary of the Closing Date.


         "Applicable Margin" means

                (a) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Rate Loans), 1-1/2%; and

                (b) with respect to LIBOR Revolving Loans, 3%.


         "Approved Local Currency" means each of Pounds Sterling, Canadian Dollars, and, upon meeting all other requirements of this Agreement such other currencies as shall be agreed among the relevant Local Currency Originator, the Borrower, and the Agent from time to time, which other currency may include, if the Agent specifically agrees in a separate writing and subject to all of the other terms and conditions of this Agreement, Deutsche marks and the European Monetary Unit or such other European common currency unit equivalent thereof.


         "Assigned Local Currency Receivable" means each Receivable of a Local Currency Originator (a) which Receivable is the subject of a Purchase and Contribution Agreement that (i) is valid, binding and enforceable according to its terms, (ii) assigns, as a true sale, to the Borrower absolutely all right, title and interest in the Receivable and Related Rights free and clear of all Adverse Claims including, without limitation, Adverse Claims in favor of creditors (including, without limitation, employees), the Local Currency Originator (including, without limitation, its successors, assigns, and others who at any time derive any interest from the Local Currency Originator), every Governmental Authority and all other Persons whatsoever, and (iii) entitles the Borrower under all applicable Laws to collect and enforce (with no less than all rights and remedies afforded under applicable Laws to the Local Currency Originator) the Receivable and Related Rights directly against the Obligor without any further limitation whatsoever (including, without limitation, any action by the Local Currency Originator or any requirement for notice, acknowledgment or filing, which action may include original notice required with respect to the initial assignment thereof) which has not been accomplished, (b) which is subject to no Liens other than Liens arising under the Loan Documents, (c) the assignment of which complies with all applicable Laws and does not constitute a breach of any agreement of the Local Currency Originator, the Borrower or any of the other Originators, and (d) which immediately upon assignment is subject to a Lien in favor of the Agent, for the benefit of the Lenders ratably and the Agent, which Lien is perfected as to the Receivable and Related Rights solely by the filing of financing statements in the State of Illinois naming the Borrower only as debtor (and by Agent's taking possession of any instrument, chattel paper or other property, which possession has been accomplished) and which Lien constitutes a first priority security interest and Lien.


         "Arrangement Fee" has the meaning set forth in the Fee Letter.


         "Assignee" has the meaning specified in Section 13.3(a) (Assignments).


         "Assignment and Acceptance" has the meaning specified in Section 13.3(a) (Assignments).


         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the reasonably allocated cost of internal legal services of the Agent and all reasonable expenses and disbursements of internal counsel of the Agent.


         "Availability" means, at any time, (a) the Borrowing Base; minus (b) the sum of (i) the Aggregate Revolver Outstandings, (ii) if the Agent deems it reasonably necessary, reserves for accrued interest on the Obligations and for the fees of the Servicer under the Servicing Agreement, (iii) if the Agent or the Majority Lenders deem it necessary, in the exercise of their sole and absolute discretion, reserves for concentration, dilution and pre-billing, and
(iv) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment (with prompt notice thereof to the Borrower) to maintain with respect to the Borrower's account, including, without limitation, reserves for any amounts which the Agent or any Lender reasonably would be expected to be obligated to pay in the future for the account of the Borrower.


         "Bank Accounts" means the collective reference to the Payment Account and the Lockbox Accounts.


         "Bankruptcy Action" means any of the following:

                (a) taking any action that reasonably would be expected to cause the Borrower to become insolvent;

                (b) commencing any case, proceeding or other action on behalf of the Borrower under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                (c) instituting proceedings to have the Borrower adjudicated as bankrupt or insolvent;

                (d) consenting to the institution of bankruptcy or insolvency proceedings against the Borrower;

                (e) filing a petition or consent to a petition seeking reorganization arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Borrower, of its debts under any federal, state provincial or other Laws relating to bankruptcy;

                (f) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or a substantial portion of its properties;

                (g) making any assignment for the benefit of the Borrower's creditors; or

                (h) taking any action in furtherance of any of the foregoing.


         "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Agent in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Agent based upon various factors including the Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.


         "Base Rate Loans" means the Base Rate Revolving Loans.


         "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.


         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance.


         "Borrowing Base" means, at any time, the lesser of (a) the Maximum Revolver Amount or (b) eighty-five percent (85%) of the Net Amount of Eligible Receivables.


         "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower, substantially in the form of EXHIBIT A (or another form reasonably acceptable to the Agent) setting forth the Borrowing Base and the calculation of the Availability, as of the close of business no more than five
(5) Business Days prior to the date of such certificate, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base and Availability in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, (with prompt notice thereof to the Borrower) in the exercise of its reasonable credit judgment, any such calculation (a) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (b) to the extent that such calculation is not in accordance with this Agreement.


         "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Chicago, Illinois, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.


         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.


         "Capital Lease" means any lease of property by the Borrower which, in accordance with GAAP, is or should be reflected as a capital lease on the balance sheet of Borrower.


         "Change of Control" means: (a) Union or any of its Affiliates shall fail to own, collectively, one hundred percent (100%) of the issued and outstanding shares of capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the Borrower; or (b) any Person shall become an Acquiring Person.


         "Closing Date" means the date of this Agreement.


         "Closing-Syndication Fee" has the meaning set forth in the Fee Letter.


         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.


         "Collateral" has the meaning specified in Section 6.1 (Grant of Security Interest).


         "Collections" means, with respect to any Receivable, all funds which are received by an Originator, Borrower or Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, invoice prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments) that an Originator, the Borrower or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable.


         "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3 (Assignments; Participations), as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3 (Assignments; Participations), and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

         "Contract" means with respect to a Receivable, any and all contracts, understandings, instruments, agreements, invoices or other writings, or provision of applicable Laws, pursuant to which such Receivable arises or which evidences such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.


         "Credit and Collection Policy" means those credit and collection policies and practices relating to Contracts and Receivables of the Originators described in the Servicing Agreements, as modified from time to time pursuant to the Servicing Agreements.


         "Debt" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors; (b) all Obligations;
(c) all obligations and liabilities of any Person secured by any Lien on the Borrower's property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; and (f) deferred taxes.


         "Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.


         "Default" means any event or circumstances that, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.


         "Defaulted Receivable" means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original due date for such payment, (b) with regard to the Obligor of which a matured or unmatured Event of Bankruptcy has occurred or (c) which has been written off as uncollectible by Servicer or which, consistent with the Credit and Collection Policy, should be written off as uncollectible by Servicer.


         "Defaulting Lender" has the meaning specified in Section 2.2(g)(ii) (Making of Revolving Loans).

         "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.


         "Designated Obligor" means, at any time, all Obligors of the Originators except any such Obligor as to which the Agent, in its reasonable business judgment based upon the Agent's reasonable estimation of the credit quality of such Obligor, has given notice to Borrower shall not be considered a Designated Obligor, such notice to become effective three (3) Business Days following the giving of such notice.


         "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.


         "Dollar" and "$" means dollars in the lawful currency of the United States.


         "Eligible Receivable" means an account included among the Receivables owned by the Borrower (which Receivables may include Assigned Local Currency Receivables) that the Agent in the exercise of its reasonable commercial discretion determines to be an Eligible Receivable; provided, however, that notwithstanding any other provision of this definition (including, without limitation, the general guidance provided by clause (r) below) or this Agreement to the contrary, the decision as whether any Obligor is creditworthy and the extent to which (if at all) an account of such Obligor may be included among Eligible Receivables shall be made by the Agent and, when the Agent is so directed, the Majority Lenders in the exercise of the Agent's and the Majority Lenders' sole and absolute discretion. Without limiting the discretion of the Agent to establish other criteria of eligibility, at any time of determination thereof, an Eligible Receivable shall be limited to the unpaid portion (valued in Dollars) of each account included among Receivables owned by the Borrower (net of any returns, discounts, claims, credits, charges, accrued rebates or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves (including, without limitation, reserves to cover value added taxes or sales taxes), limits and deductions provided for by the Agent in the reasonable exercise (except where this Agreement provides for sole and absolute exercise) of its discretion) receivable by the Borrower in United States Dollars, or in the case of Assigned Local Currency Receivables, receivable by the Borrower in Dollars or in the Approved Local Currency of the applicable Local Currency Originator. Also without limiting the discretion of the Agent to establish other criteria of eligibility, Eligible Receivables shall, unless the Agent in its reasonable commercial discretion (except where this Agreement provides for sole and absolute exercise) determines to the contrary, include an account that is included among the Receivables, and:

                (a) which represents a bona fide obligation resulting from a sale of goods and services in the ordinary course of business of an Originator, such business to be the apparel and textile business and businesses reasonably related thereto;

                (b) which, (i) is an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction, and (ii) if the account is an Assigned Local Currency Receivable, Borrower has furnished to the Agent such opinions of counsel and other evidence as has reasonably been requested, establishing to the reasonable satisfaction of the Agent that the Agent's security interest and other rights with respect thereto are not significantly less protected and favorable than such rights under the Uniform Commercial Code;

                (c) the Obligor of which is a Designated Obligor;

                (d) that is not of an Obligor with regard to which a matured or unmatured Event of Bankruptcy has occurred;

                (e) as to which no more than 50% of the unpaid balance of all the Receivables owed by such Obligor are, at any time, Defaulted Receivables; provided, however, this clause (e) shall not apply if the aggregate Unpaid Balance of all Receivables owed by such Obligor does not exceed $100,000;

                (f) except as provided in (e) above, is not a Defaulted Receivable;

                (g) with regard to which the representations, warranties, covenants, and agreements contained in Section 6.8 (Receivables) are true and correct;

                (h) the assignment of which (including, without limitation, the sale of which to Borrower) does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

                (i) which is denominated and payable only in Dollars or, only in the case of the Receivables of a Local Currency Originator, in an Approved Local Currency;

                (j) which arises under a Contract that has been duly authorized and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to a reduction, cancellation, rebate or refund or any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor prior to the occurrence thereof);

                (k) which, together with the Contract related thereto, conforms in all material respects with any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectability of such Receivable;

                (l) which satisfies all applicable requirements of the Credit and Collection Policy;

                (m) which arises under a Contract (i) the performance of which has been completed by the related Originator and by all other parties thereto and accepted by the Obligor, to the extent of the amount of the related Receivable, (ii) which has been invoiced by Servicer or the related Originator and (iii) which requires such Receivable to be paid in full within thirty (30) days or less of the original billing date therefor; provided, however, that with respect to this clause (iii), a Receivable, the Contract with respect to which requires such Receivable to be paid in full within not less than thirty one (31) days nor more than one hundred eighty (180) days shall also be an Eligible Receivable, if, when the unpaid balance of such Receivable is added to the aggregate unpaid balance of all other Eligible Receivables payable in full within not less than thirty one (31) days nor more than one hundred eighty (180) days, the aggregate unpaid balance of all such Eligible Receivables does not exceed fifteen percent (15%) of the aggregate unpaid principal balance of all Eligible Receivables;

                (n) as to which the Agent's first priority interest has been perfected under the applicable UCC;

                (o) the Obligor of which is not a government or a governmental subdivision or agency, unless all rights of the Borrower with respect to such account have been assigned to the Agent for the ratable benefit of the Lenders and the Agent on terms acceptable to the Agent pursuant to the Assignment of Claims Act of 1940, as amended;

                (p) which does not represent a progress billing (as hereinafter defined) or as to which the Originator or the Servicer has extended the time for payment without the consent of the Agent; for the purposes hereof "progress billing" means any invoice for goods sold or leased or services rendered under a Contract pursuant to which the Obligor's obligation to pay such invoice is conditioned upon the Originator's completion of any further performance under the Contract;

                (q) not more than fifty percent (50%) of the aggregate Dollar amount of outstanding Receivables owed at such time by the Obligor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

                (r) the account is not owing by an Obligor whose Receivables owing to the Borrower in the aggregate exceed in the aggregate the credit limit determined by Agent in its sole discretion, but only to the extent such Accounts exceed such limit;

                (s) neither the Originator or the Borrower is indebted to the Obligor in any way, and the Receivable is not subject to any right of setoff or recoupment by the Obligor, unless the Obligor has entered into an agreement reasonably acceptable to the Agent to waive setoff rights; or if the Obligor thereon has disputed liability or made any claim with respect to any other Receivable due from such Obligor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                (t) the Receivable is not one which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                (u) the Receivable is not one which is evidenced by a promissory note or other instrument or by chattel paper;

                (v) the Agent believes, in the exercise of its reasonable judgment, that there is no impairment of the prospect of collection of such Receivable or likelihood that the Receivable may not be paid by reason of the Obligor's financial inability to pay; or

                (w) if the Obligor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or Servicer to seek judicial enforcement in such State of payment of such Receivable, the Borrower or the Servicer has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.


         If any Receivable at any time ceases to be an Eligible Receivable pursuant to the foregoing criteria or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion ((except where this Agreement provides for sole and absolute exercise)) then such Receivable shall promptly be excluded from the calculation of Eligible Receivable.


         "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, Attorney Costs) of any nature whatsoever paid or incurred by or on behalf of the Agent and/or any of the Lenders in connection with (a) any or all of the Obligations, this Agreement and/or any of the other Loan Documents, (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, this Agreement or any of the other Loan Documents, including, without limitation, those costs and expenses more specifically enumerated in Section 15.6 (Fees and Expenses), and (c) the monitoring, administration, processing and/or servicing of any or all of the Obligations, the Loan Documents, and/or the Collateral.


         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA Affiliate" means an entity, whether or not incorporated, that is under common control with the Borrower or FTL or any of FTL's Subsidiaries within the meaning of Section 4001(1)(14) of ERISA, or is a member of a group that includes the Borrower, FTL or any of FTL's Subsidiaries and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.


         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) the occurrence of an event or condition which reasonably would be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.


         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty
         (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Event of Default" has the meaning specified in Section 11.1 (Events of Default).


         "Exempt Person" means William Farley, a resident of the State of Illinois, and any Person that William Farley controls. For the purposes of this definition, "Controls" shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting rights associated with a Person's outstanding securities.


         "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.


         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.


         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.


         "Fee Letter" means that certain fee letter referred to in the commitment letter dated October 1, 1999 and accepted October 8, 1999, between the Agent, the Syndication Agent and the Borrower relating to the Loans.


         "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 7.2 (Financial Information) or any other financial statements required to be given to the Agent pursuant to this Agreement.


         "Financing Documents" means the Loan Documents.


         "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on January 1, 2000.


         "FTL" means Fruit of the Loom, Inc., a Delaware corporation.


         "FTL Cayman" means Fruit of the Loom, Ltd., a Cayman Islands company.


         "FTL Note" has the meaning set forth in Section 3.2 of the respective Purchase and Contribution Agreements.


         "FTL Senior Credit Agreement" means the Credit Agreement by and among FTL and certain Subsidiaries of FTL and Bank of America, N. A. (formerly NationsBank, N. A.), as Agent, Bankers Trust Company, as Syndication Agent, The Chase Manhattan Bank and The Bank of Nova Scotia, as Co-Documentation Agents and the Bank of New York as L/C Agent, dated as of September 19, 1997, as amended by First Amendment to Credit Agreement March 26, 1998, Second Amendment to Credit Agreement July 2, 1998, Third Amendment to Credit

Agreement December 31, 1998, Fourth Amendment to Credit Agreement March 10, 1999, Fifth Amendment to Credit Agreement July 22, 1999, and Sixth Amendment to Credit Agreement dated October 13, 1999, and as amended from time to time after the Closing Date.


         "Funding Date" means any date on which a Borrowing occurs.


         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.


         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


         "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.


         "Independent Director" means a director of a corporation who is not at the time of initial appointment, has not been at any time during the preceding five (5) years, and will not be at any time prior to payment of the Obligations in full: (a) a stockholder, director, officer, employee, partner or member of the Borrower or any Affiliate thereof; (b) a customer, supplier or other person (including without limitation, an attorney, accountant or other professional) who derives any portion of its purchases or revenues from its activities with the Borrower or any Affiliate thereof, other than reasonable compensation for the performance of its obligations as Independent Director; (c) a person or other entity controlling or under common control with any such stockholder, partner, member, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, customer, supplier or other person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

         "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.


         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (c) no Interest Period shall extend beyond the Stated Termination Date.


         "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1 (Interest).


         "Investment Property" means: (a) a security, whether certificated or uncertificated; (b) a security entitlement; (c) a securities account; (d) a commodity contract; or (e) a commodity account.


         "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.


         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, rulings, binding arbitration, directives, writs, or decrees, or other action, procedure or process having the effect of any of the foregoing, of any Governmental Authority.


          "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.


         "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, for any Interest Period in excess of three months, on the day that is three months after the beginning of the Interest Period.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

                  LIBOR Rate =                       LIBOR
                                                     -----
                                    1.00 - Eurodollar Reserve Percentage

         Where,


                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and


                  "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16th of 1%) at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by the Agent's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.


         "LIBOR Rate Loans" means the LIBOR Revolving Loans.


         "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.


         "Lien" means: (a) any interest in or right or remedy with respect to property securing an obligation owed to, or a claim by, a Person whether such interest is based on or arises under common law, civil law, statute, the operation of other Laws, contract, other agreement, or otherwise and including without limitation, a security interest, charge, claim, or lien arising from an encumbrance, lien arising from a judgment, injunction, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale, title retention, or trust receipt or a lease, consignment or bailment for security purposes, deed to secure debt, provision in any instrument or other document for confession of judgment, cognovit or other similar right or remedy, all of the above whether perfected or unperfected, avoidable or unavoidable, including, without limitation, the filing of or agreement to give any financing statement under the Uniform Commercial Code or any other notice of any of the foregoing under applicable Laws, even if a Lien does not otherwise result therefrom; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.


         "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

         "Loan Documents" means this Agreement and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.


         "Loans" means, collectively, all loans and advances provided for in
ARTICLE II (Loans).


         "Local Currency Originator" means each Affiliate of the Borrower identified on Schedule 1.1A attached to and made a part of this Agreement and "Local Currency Originators" means the collective reference to all Local Currency Originators.


         "Lockbox Accounts " means those certain bank accounts with the numbers, and maintained at those certain locations, set forth on Schedule 1.1B to this Agreement; and any bank account that is hereafter created in accordance with, and to perform the function contemplated for lockbox accounts under the Servicing Agreements.


         "Majority Lenders" means at anytime Lenders whose Pro Rata shares aggregate more than 60% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold more than 60% of the aggregate principal amount of the Loans then outstanding.


         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.


         "Material Adverse Effect" means, with respect to any event or circumstance, a material adverse effect on: (a) the assets, operations, business or financial condition of the Borrower or FTL and its Subsidiaries, taken as a whole; or (b) the ability of the Servicer, the Borrower or an Originator to perform its obligations under the Loan Documents, the Purchase and Contribution Agreements or any other Transaction Document or the performance of any such obligations and to avoid any Event of Default; or (c) the validity or enforceability of, or collectability of amounts payable under, the Loan Documents, the Purchase and Contribution Agreements or any other Transaction Document; or (d) the status, existence, perfection or priority of the Agent's Liens in the Receivables, including Agent's unencumbered first priority security interest therein; or (e) the validity, enforceability or collectability of any material portion of the Receivables or Contracts.


         "Maximum Revolver Amount" means $275,000,000.


         "Merger" means the Borrower shall: (a) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Receivable or any interest therein) other than pursuant to this Agreement; (ii) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments; or (iii) create any direct or indirect Subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

         "Moody's" means Moody's Investors Service, Inc.


         "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.


         "Net Amount of Eligible Receivables" means, at any time, the gross amount of Eligible Receivables less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.


         "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 2.2(h).


         "Notice of Borrowing" has the meaning specified in Section 2.2(b) (Procedure for Borrowing).


         "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b) (Notice).


         "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, including, without limitation, all fees arising under the Fee Letter, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a interest rate exchange, swap, cap, future, protection, floor, collar or similar agreements, currency hedge agreements, other currency agreements, letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, Attorney Costs, filing fees, other Enforcement Costs and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents.


         "Obligor" means with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable. "Obligors" means the collective reference to each and every Obligor.


         "Originator" means Union Underwear Company, Inc., Pro Player, Inc., a New York corporation, Salem Sportswear, Inc., a New Hampshire corporation, together with their respective successors that are Affiliates of FTL and to which the Agent has given its prior written consent, and such other Affiliates of FTL acceptable to the Agent and organized and conducting business in the United States, Canada, the United Kingdom or such other country acceptable to the Agent and with which the Borrower has entered into Purchase and Contribution Agreements from time to time after the date hereof. "Originators" means the collective reference to each and every Originator.


         "Originator Assignment Certificate" means each assignment, in form and substance as required by the Agent from time to time, evidencing the Borrower's ownership of the

Receivables generated by an Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Contribution Agreements and this Agreement.


         "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.


         "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.


         "Payment Account" means each blocked bank account established pursuant to Section 6.9 (Collection of Receivables; Payments), to which the funds of the Borrower (including, without limitation, proceeds of Receivables and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or the Borrower, as the Agent may determine, on terms acceptable to the Agent.


         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.


         "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent that have not yet been advanced.


         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.


         "Permitted Investments" means any one or more of the following types of investments: (a) marketable obligations of the United States having a maturity of not more than 30 days from the date of acquisition; (b) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than 30 days from the date of acquisition; (c) bankers, acceptances and certificates of deposit and other interest-bearing obligations denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term securities of which are rated at least as highly as those of Bank of America by Moody's and S&P, in each case having a maturity of not more than 30 days from the date of acquisition; (d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above; and (e) commercial paper having a maturity of not more than 30 days given a rating of "A2" or better by S&P or "P2" or better by Moody's.


         "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.


         "Post-Default Rate" means the Default Rate.


         "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.


         "Purchase" has the meaning set forth in the respective Purchase and Contribution Agreements.


         "Purchase and Contribution Agreement (US)" means that certain Purchase and Contribution Agreement, dated as of October 29, 1999, among the Borrower, the Originators and Servicer, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and this Agreement.


         "Purchase and Contribution Agreements" means the collective reference to the Purchase and Contribution Agreement (US) and those certain Purchase and Contribution Agreements more particularly described on Schedule 1.1 C (Definition Schedules) attached hereto and made a part hereof, among the Borrower, one or more of the Originators and the Servicer, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof and such other purchase agreements as may be entered into from time to time after the date hereof among the Borrower, one or more of the Originators and the Servicer and that contain payment terms and are otherwise in form and substance satisfactory to the Agent.


         "Receivable" means any right to payment from an Obligor that is not an Affiliate of an Originator or the Borrower, whether constituting an account, chattel paper, instrument or a general intangible, arising from the sale by an Originator of goods and services and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto. "Receivables" means the collective reference to each and every Receivable.


         "Related Assets" means, with respect to any Receivable: (a) all of Borrower's (or, in the case of the Purchase and Contribution Agreements, the applicable Originator's) interest in goods, including returned goods, if any, relating to the sale which gave rise to such Receivable; (b) all other security interests or liens and property subject thereto (including any rights arising out of any financing statements related thereto) from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and (c) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise.

         "Related Rights" means the following rights: (a) all rights to, but not the obligations under, all Related Assets; (b) all monies due or to become due with respect to the Receivables or the rights described in clause (a) of this definition; (c) all books and records with respect to any of the forgoing; and
(d) all proceeds thereof (as defined in the applicable Uniform Commercial Code or any successor statute) provided in the Purchase and Contribution Agreement
(US)) including, without limitation, all funds which are either received in payment of amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts by the Obligors (including, without limitation, insurance payments if any, that each Originator or the Servicer (other than the applicable Originator) applies in the ordinary course of its business to amounts owed in respect to any Receivable).


         "Related Security " means with respect to any Receivable: (a) all of Borrower's interest in the Related Rights with respect thereto, but not the obligations thereunder; and (b) all of Borrower's rights and remedies with respect to such Receivable pursuant to the Purchase and Contribution Agreements.


         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC.


         "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate 51% of the Commitments or, if no Commitments shall then be in effect, Lenders who hold 51% of the aggregate principal amount of the Loans then outstanding.


         "Requirement of Law" means, as to any Person, any Laws, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.


         "Responsible Officer" means the chief executive officer or the president or any vice president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer or assistant treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.


         "Revolving Loans" has the meaning specified in Section 2.2 (Revolving Loans) and includes, without limitation, each Agent Advance and Non-Ratable Loan.


         "Servicer" means individually or collectively Union Underwear Company, Inc., a New York corporation, any entity designated from time to time as servicer for any of the Receivables under any of the Purchase and Contribution Agreements, sub-servicers reasonably acceptable to the Agent, substitutes for any of the foregoing reasonably acceptable to the Agent, or, during the existence of an Event of Default, a servicer chosen by the Agent.


         "Servicing Agreements" means the collective reference to that certain servicing agreement dated the same date as this Agreement by and among the Borrower, Union, and the Agent relating to the servicing of the Receivables purchased under the Purchase and Contribution Agreement (US) and each other servicing agreement and sub-servicing agreement relating to the Receivables, all of the foregoing as amended, modified, restated, substituted, extended and renewed from time to time.


         "Settlement" and "Settlement Date" have the meanings specified in
Section 2.2(j)(i) (Settlement).


         "Solvent" means when used with respect to any Person that at the time of determination:

                (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

                (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                (c) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.


         For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.


         "S&P" means Standard & Poor's Ratings Services.


         "Special Purpose Entity" means an entity that by and through its organizational documents provides the following:

                (a) Limited Purpose. The entity's purpose is limited solely to purchase Receivables and Related Rights from Affiliates, entering into the Loan Documents and the transactions contemplated thereby and engaging in incidental activities in connection therewith.

                (b) Certain Actions Requiring Unanimous Vote. The unanimous vote of the entity's board of directors (including that of the Independent Director), partners or members, as applicable, must be required in order to:

                    (i) take any Bankruptcy Action;

                    (ii) dissolve, liquidate, consolidate, merge or sellz all or substantially all of its assets;

                    (iii) amend or recommend the amendment of its organizational documents; and

                    (iv) engage in transactions with Affiliates.

                (c) Separateness Provisions. The entity must be required to:

                    (i) not commingle assets with those of any other entity and must hold its assets in its own name;

                    (ii) conduct its own business in its own name;

                    (iii) maintain separate bank accounts, books, records and financial statements;

                    (iv) maintain its books, records, resolutions and agreements as official records;

                    (v) pay its own liabilities out of its own funds;

                    (vi) maintain adequate capital in light of contemplated business operations;

                    (vii) observe all corporate, partnership, company or other organizational formalities;

                    (viii) maintain an arm's-length relationship with Affiliates;

                    (ix) pay the salaries of its own employees and maintain a sufficient number of employees in light of contemplated business operations;

                    (x) not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

                    (xi) not acquire obligations or securities of Affiliates;

                    (xii) not make loans to any other person or entity;

                    (xiii) allocate fairly and reasonably any overhead for shared office space;

                    (xiv) use separate stationery, invoices and checks;

                    (xv) not pledge its assets for the benefit of any other entity;

                    (xvi) hold itself out as a separate entity, and not fail to correct any known misunderstanding regarding its separate identity; and

                    (xvii) not identify itself or any of its Affiliates as a division or part of the other.

                (d) Subordination of Indemnification Obligations. The entity's obligation, if any, to indemnify its directors and officers, partners, or members or managers, as applicable, must be fully subordinated to the loan and the loan documents and must not constitute a claim against it in the event that cash flow in excess of amounts necessary to pay holders of the loan is insufficient to pay such obligations.

                (e) Independent Director. The corporation's board of directors must include an Independent Director.

                (f) Consideration of the Interests of Creditors. The corporation's directors must be required to consider the interests of creditors in connection with all corporate actions.


         "Stated Termination Date" means October 31, 2002.


         "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.


         "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.


         "Termination Date " means the earliest to occur of (a) the Stated Termination Date, (b) the date the Total Facility is terminated either by the Borrower pursuant to Section 4.2 (Termination of Facility) or by the Majority Lenders pursuant to Section 11.2 (Remedies), and (c) the date this Agreement is otherwise terminated for any reason whatsoever.


         "Termination Event" means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower, FTL or any of FTL's Subsidiaries or any ERISA Affiliate from a Multi-employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA) or the termination of a Multi-employer Plan; (c) the distribution of notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which reasonably would be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of the Borrower, FTL or any of FTL's Subsidiaries or any ERISA Affiliate from a Multi-employer Plan.

         "Total Facility" has the meaning specified in Section 2.1 (Total Facility).


         "Transaction Documents" means the this Agreement, the Loan Documents, the Fee Letter, the Originator Assignment Certificates, the Purchase and Contribution Agreements and each other agreement contemplated therein, the FTL Notes, the Servicing Agreements and each other agreement contemplated therein, and all other instruments, certificates, agreements, reports or documents delivered under or in connection with the Purchase and Contribution Agreement, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Contribution Agreement.


         "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by
Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.


         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.


         "Union" means Union Underwear Company, Inc., a New York corporation.


         "Unused Line Fee" has the meaning specified in Section 3.5 (Unused Line
Fee).

         Section 1.2 Accounting Terms.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

         Section 1.3 Interpretive Provisions.

                (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.


                    (ii) The term "including" is not limiting and means "including without limitation."


                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

         (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         (h) This Agreement may sometimes be referred to in the other Loan Documents or elsewhere as the "Loan Agreement" or the "Financing Agreement."

                                   ARTICLE II
                                      LOANS

         Section 2.1 Total Facility.

         Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $275,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans up to the Maximum Revolver Amount, as described in Section 2.2 (Revolving Loans).

         Section 2.2 Revolving Loans.

                (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in ARTICLE X (Conditions of Lending), each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for Bank of America with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the Borrower's Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If the

Aggregate Revolver Outstandings exceeds the Availability (with the Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero), the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i) (Agent Advances). Notwithstanding the foregoing, the Lenders shall have no obligation to make any advances hereunder that would cause the Aggregate Revolver Outstandings to exceed $240,000,000 so long as the FTL Senior Credit Agreement prohibits Aggregate Revolver Outstandings in excess of $240,000,000; provided, however, that this provision is for the benefit of the Agent and the Lenders alone and not for any other Person including, without limitation, the Borrower or the agent or the lenders under the FTL Senior Credit Agreement.

         (b)    Procedure for Borrowing.

                (i) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing"), substantially in the form of EXHIBIT D attached hereto and made a part hereof, together with a Borrowing Base Certificate reflecting sufficient Availability, (which must be received by the Agent prior to 12:00 noon (Chicago, Illinois time) (A) three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (B) no later than 12:00 noon on the requested Funding Date, in the case of Base Rate Loans, specifying:

                (1) the amount of the Borrowing;

                (2) the requested Funding Date, which shall be a Business Day;

                (3) whether the Revolving Loans requested are to be Base Rate
                    Revolving Loans or LIBOR Revolving Loans; and

                (4) the duration of the Interest Period if the requested
                    Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;


provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

                (ii) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing including facsimile writing within 24 hours of the giving of such notice but the Agent shall be entitled to rely on the telephonic notice in making such Revolving Loans.

         (c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the Borrower shall deliver to the Agent a writing setting forth (i) the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this Section 2.2(c), and (ii) the names of the persons authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Agent with a specimen signature of each such person. The Agent shall be entitled to rely conclusively on such person's authority to request Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

                (d) No Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Section 2.2(b) (Procedure for Borrowing) and Section 2.2(c) (Reliance Upon Authority), which notice the Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this Section 2.2(d), and the crediting of Revolving Loans to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                (e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) (Procedure for Borrowing) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                (f) Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b) (Procedure for Borrowing), the Agent shall elect, in its discretion, (i) to have the terms of Section 2.2(g) apply to such requested Borrowing, or (ii) to request Bank of America to make a Non-Ratable Loan pursuant to the terms of
Section 2.2(h) (Non-Ratable Loans) in the amount of the requested Borrowing; provided, however, that if Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 2.2(h), the Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

                (g) Making of Revolving Loans.

                    (i) In the event that the Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in
Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Chicago, Illinois time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in ARTICLE X, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower and reasonably acceptable to the Agent; provided, however, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date.

                         (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                         (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                (h) Non-Ratable Loans. (i) In the event the Agent shall elect, with the consent of Bank of America, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), Bank of America shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by Bank of America pursuant to this Section 2.2(h) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and reasonably acceptable to the Agent. Each Non-Ratable Loan is a Revolving Loan hereunder and shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request Bank of America to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE X will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. Bank of America shall not otherwise be required to determine whether the applicable conditions precedent set forth in
ARTICLE X have been satisfied or the requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.


                       (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

                (i)    Agent Advances.

                       (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or
(B) at any time that any of the other applicable conditions precedent set forth in ARTICLE X have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 15.6 (Fees and Expenses) (any of the advances described in this Section 2.2(i) being hereinafter referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization contained in this Section 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof; provided further, that the Agent shall not intentionally make Agent Advances which would cause the Aggregate Revolver Outstandings to exceed the Availability by more than $2,750,000.

                  (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

          (j)     Settlement.

          It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, Bank of America, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than Bank of America, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Chicago, Illinois time) on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in ARTICLE X have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from Bank of America or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance. If Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Agent, as applicable, each other Lender shall pay to Bank of America or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to subsection (ii) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                  (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances or Non-Ratable Loans are outstanding, may pay over to Bank of America any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Bank of America's Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause Section 2.2(j)(ii) above), as provided for in the previous sentence, Bank of America shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, the Agent and the other Lenders.

          (k) Notation. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender (including, without limitation, the Non-Ratable Loans made by Bank of America) and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

          (l) Lenders' Failure to Perform. All Loans (other than Agent Advances and Non-Ratable Loans) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.


                                   ARTICLE III
                                INTEREST AND FEES


     Section 3.1 Interest.

          (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Section 3.1(a)(i), Section 3.1(a)(ii) or Section 3.1(a)(iii), as applicable, but not to exceed the Maximum Rate described in Section 3.3 (Maximum Interest Rate). Subject to the provisions of Section 3.2 (Conversion and Continuation Elections), any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in
Section 3.2 (Conversion and Continuation Elections). If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                  (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

                  (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

                  (iii) Twelve (12) months after the Closing Date, the Applicable Margins for Base Rate Revolving Loans and LIBOR Revolving Loans shall be subject to adjustment determined in accordance with the performance pricing grid attached hereto as EXHIBIT E and made a part hereof.


          Each change in the Base Rate shall be reflected in the interest rate described in clause (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Base Rate Revolving Loans will be payable in arrears on the first day of each month. Interest accrued on all LIBOR Rate Loans hereafter will be payable in arrears on each LIBOR Interest Payment Date.

          (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Agent in its discretion may so elect, or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

     Section 3.2 Conversion and Continuation Elections.

          (a) Borrower's Election. The Borrower may, upon irrevocable written notice to the Agent in accordance with Section 3.2(b)(Notice):


                  (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $5,000,000 or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

          (b) Notice. The Borrower shall deliver a notice of conversion/continuation ("Notice of Conversion/Continuation"), substantially in the form of EXHIBIT F attached hereto and made a part hereof, to be received by the Agent not later than 12:00 noon (Chicago, Illinois time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                  (i) the proposed Conversion/Continuation Date;

                  (ii) the aggregate amount of Loans to be converted or renewed;

                  (iii) the type of Loans resulting from the proposed conversion or continuation; and

                  (iv) the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period with respect to any portion of the Loans which extends beyond an installment payment date for the Loans unless, after giving effect to such election, the portion of the Loans not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

                  (c) Failure to Elect. If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) Notice to Lenders. The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice from the Agent was given to each Lender.

                  (e) Default. During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (f) Limitation. After giving effect to any conversion or continuation of Loans, there may not be more than eight (8) different Interest Periods in effect.

          Section 3.3 Maximum Interest Rate.

          In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

          Section 3.4 Closing Fees.

          The Borrower agrees to pay the Arrangement Fee and the Closing-Syndication Fee to the Agent for its own account on the Closing Date in accordance with the Fee Letter, which fees shall be due and fully earned and non-refundable by the Agent on the Closing Date. The Agent, the Lenders and the Borrower agree that the Arrangement Fee and the Closing-Syndication Fee shall be financed by the Lenders as a Revolving Loan.

          Section 3.5 Unused Line Fee.

          Subject to adjustment determined in accordance with the performance pricing grid attached hereto as EXHIBIT E twelve (12) months after the Closing Date, until the Obligations have been paid in full and the Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one-half of one percent (1/2%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Receivables or as proceeds of other Collateral shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt of good funds for purposes of calculating the "unused line fee" pursuant to this Section 3.5.

          Section 3.6 Administrative Fee.

          The Borrower agrees to pay the Agent, for the account of the Agent an administrative fee (the "Administrative Fee") in accordance with the Fee Letter, which Administrative Fee shall be due and fully earned by the Agent on the Closing Date and on each Anniversary Date thereafter as provided in the Fee Letter and shall be non-refundable when paid. The Agent, the Lenders and the Borrower agree that the Administrative Fee shall be financed by the Lenders as a Revolving Loan.

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

          Section 4.1 Revolving Loans.

          The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section
5.4 (Funding Losses). In addition, and without limiting the generality of the foregoing, upon demand the Borrower promises to pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Availability (with Availability for this purpose calculated as if the Aggregate Revolver Outstandings were zero).

          Section 4.2 Termination of Facility.

          The Borrower may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, (b) the prepayment in full of the Loans, together with accrued interest thereon, (c) the payment of the early termination fee set forth in the next sentence, (d) the payment in full in cash of all other Obligations together with accrued interest thereon, and (e) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4 (Funding Losses). If this Agreement is terminated at any time prior to the second Anniversary Date, whether pursuant to this Section or pursuant to Section 11.2 (Remedies), the Borrower shall pay to the Agent, for its own account the early termination fee described in the Fee Letter.

          Section 4.3 Payments by the Borrower.

                  (a) No Setoff. All payments to be made by the Borrower shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in Section
15.7 (Notices), and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Chicago, Illinois time) on the date specified herein. Any payment received by the Agent later than 12:00 noon (Chicago, Illinois time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Date of Payment. Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Failure of Borrower to Make Timely Payment. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          Section 4.4 Payments as Revolving Loans.

          All payments of principal, interest, reimbursement obligations in connection with fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 15.6 (Fees and Expenses), may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to Section 2.2 (Revolving Loans) or a deemed request as provided in this Section 4.4. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 15.6 (Fees and Expenses), and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.2 (Revolving Loans).

          Section 4.5 Apportionment, Application and Reversal of Payments.

          Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Receivables or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and the Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances); sixth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is outstanding, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j) (Settlement). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

          Section 4.6 Indemnity for Returned Payments.

          If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrower shall be liable to pay to the Agent, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.6 shall survive the termination of this Agreement.

          Section 4.7 Agent's and Lenders' Books and Records; Monthly
Statements.

          The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 (Apportionment; Application and Reversal of Payments) and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE V
                     TAXES, YIELD PROTECTION AND ILLEGALITY

          Section 5.1 Taxes.

                  (a) No Withholding in Payments to Lenders. Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes, unless any such penalty, interest or addition to tax is the result of any failure of the applicable Lender to file appropriate documentation in a timely manner.

                  (b) Indemnification of Agent and Lenders. The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, unless any such penalty, interest or addition to tax is the result of any failure of the applicable Lender to file appropriate documentation in a timely manner.

                  (c) Payment under this indemnification shall be made within thirty (30) days after the date the Lender or the Agent makes written demand therefor.

                  (d) Requirements of Law. If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                      (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such

          Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                      (ii) the Borrower shall make such deductions and withholdings;

                      (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                      (iv) the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (e) Evidence of Payment. Within thirty (30) days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (f) Change in Lending Office. If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to Section 5.1(d) (Requirements of Law) or Section 5.3(b) (Reduction of Return) or if any Lender is unable to continue to make LIBOR Loans, as described in Section 5.3(a) (Increased Costs) then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower or prohibition, as applicable which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

          Section 5.2 Illegality.

                  (a) Suspension of LIBOR Rate Loans. If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) Repayment of LIBOR Rate Loans. If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4 (Funding Losses), either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

          Section 5.3 Increased Costs and Reduction of Return.


                  (a) Increased Costs. If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) Reduction of Return. If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

          Section 5.4 Funding Losses.

          The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense that the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the prepayment or other payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;


including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

          Section 5.5 Inability to Determine Rates.

          If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

          Section 5.6 Certificates of Lenders.

          Any Lender claiming reimbursement or compensation under this ARTICLE V (Taxes, Yield Protection and Illegality) shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

          Section 5.7 Survival.

          The agreements and obligations of the Borrower in this ARTICLE V (Taxes, Yield Protection and Illegality) shall survive the payment of all other Obligations.

                                   ARTICLE VI
                                   COLLATERAL

          Section 6.1 Grant of Security Interest.

            (a) UCC Collateral. As security for all present and future Obligations, the Borrower hereby grants to the Agent, for the ratable benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property of the Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                  (i) all Receivables, all Related Security and all Collections related thereto;

                  (ii) all of the Borrower's rights, remedies, powers and privileges under, or in respect of, the Purchase and Contribution Agreements;

                  (iii) all of the Borrower's rights, remedies, powers and privileges under, or in respect of, the Servicing Agreements;

                  (iv) the Payment Account;

                  (v) all money, securities and other property of any kind of the Borrower in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's Affiliates;

                  (vi) all of the Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Borrower maintains deposits;

                  (vii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and

                  (viii) all other assets (including, without limitation, returned goods and general intangibles) of the Borrower of any type or nature, whether now owned or hereafter acquired, except to the extent that the grant of a security interest therein would result in a violation of the Borrower's existing Debt agreements and

                  (ix) all proceeds of any or all of the foregoing.


All of the foregoing and all other property of the Borrower in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                  (b) Cross-Collateralization. All of the Obligations shall be secured by all of the Collateral.

          Section 6.2 Perfection and Protection of Security Interest.


                  (a) Borrower's Obligations. The Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation:
(i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction;
(iii) placing notations on the Borrower's books of account to disclose the Agent's security interest; (iv) delivering to the Agent all letters of credit on which the Borrower is named beneficiary; and (v) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law or filing procedure, the Agent may file by electronic means with or without the Borrower's signature, one or more financing statements disclosing the Agent's Liens; provided, however, that unless an Event of Default is continuing or unless the Lenders have a reasonable belief that any Agent's Lien securing the Obligations is impaired or may be impaired by delay, no such filing shall be made unless the Agent has requested the Borrower to make such filing and the Borrower has failed to comply with such request within ten (10) Business Days after such request has been delivered to the Borrower. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) Additional Documentation. From time to time, the Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to the Borrower, but the Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

          Section 6.3 Location of Collateral.

          The Borrower represents and warrants to the Agent and the Lenders that
Schedule 6.3 is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business. The Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith.

          Section 6.4 Title to, Liens on, and Sale and Use of Collateral.

          The Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Agent's Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien; (c) the Borrower will maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

          Section 6.5 Appraisals.

          Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

          Section 6.6 Access and Examination; Confidentiality.

                  (a) Access and Examination of Borrower's Records. The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours following not less than five (5) Business Days prior written notice (and at any time with or without notice when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's records, files, and books of account and the Collateral, whether or not in the possession of the Borrower or a Servicer, and discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Receivables or other Collateral, by mail, telephone, or otherwise; provided, however, that absent an Event of Default, the Agent shall effect such verification by a means which does not identify the Agent by name.

                  (b) Access and Examination of Servicer's Records. The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours following not less than five (5) Business Days prior written notice (and at any time with or without notice when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Servicer's records, files, and books of account, and discuss the Servicer's affairs with the Servicer's officers and management. The Servicer will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Servicer. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's expense, make copies of all of the Servicer's books and records, or require the Servicer, as the case may be, to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Servicer's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens.

                  (c) Confidentiality. The Borrower agrees that, subject to the Borrower's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Agent and each Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any prospective Participant or assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (I) to its Affiliates.

          Section 6.7 Collateral Reporting.

          The Borrower shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) on a weekly basis, or more frequently if requested by the Agent, a schedule of the Receivables purchased since the last such schedule (along with applicable purchase and assignment documents) and a Borrowing Base Certificate; (b) on a monthly basis, or more frequently if requested by Agent, an aging of the Receivables, together with a reconciliation to the previous month's aging of the Receivables and to the Borrower's general ledger; (c) on a monthly basis, or more frequently if requested by Agent, an aging of the Originators' accounts payable to the Originators' top twenty-five (25) Obligors; (d) upon request, copies of invoices in connection with the Receivables, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Receivables; (e) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time; and (f) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

          Section 6.8 Receivables.


                  (a) Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders, with respect to the Receivables, that: (i) each existing Receivable represents, and each future Receivable will represent, a bona fide sale or lease and delivery of goods by one of the Originators, or rendition of services by one of the Originators, in the ordinary course of the applicable Originator's business; (ii) each existing Receivable is, and each future Receivable will be, for a liquidated amount payable by the Obligor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Receivable, and no credit, discount, or extension, or agreement therefor will be granted on any Receivable, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower will be a genuine copy of the original invoice sent to the Obligor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Obligor and all services of the Borrower described in each invoice will have been performed.

                  (b) No Re-dating. The Borrower shall not re-date any invoice or sale or extend or modify any Receivable. If the Borrower becomes aware of any matter adversely affecting the collectability of any Receivable or Obligor involving an amount greater than $1,000,000, including information regarding the Obligor's creditworthiness, the Borrower will promptly so advise the Agent.

                  (c) No Notes or Instruments. The Borrower shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Receivable without the Agent's written consent, which consent shall not unreasonably be withheld or delayed. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Receivable and not payment thereof and the Borrower will promptly deliver such instrument to the Agent, endorsed by the Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand, notice of protest with respect thereto, the Borrower shall remain liable thereon until such instrument is paid in full.

                  (d) Notice of Claims. The Borrower shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 with any Obligor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Obligor without the Agent's prior written consent, which consent shall not unreasonably be withheld or delayed except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. At the time each Borrowing Base Certificate is provided and at such other times as the Agent may require during the continuance of an Event of Default, the Borrower shall send the Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Obligors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with only the net amounts received by the Agent in payment of any Receivables.

          Section 6.9 Collection of Receivables; Payments.

                  (a) Borrower's Collection. Collection of all Receivables and other Collateral shall be received and deposited into a Payment Account subject to the terms and conditions of the Servicing Agreement. The Borrower and the Servicer shall establish a lock-box service for collections of Receivables at a bank reasonably acceptable to the Agent and pursuant to documentation reasonably satisfactory to the Agent and the terms and conditions of the Servicing Agreement. All Obligors shall be instructed to make all payments directly to the address established for such service. The Purchase Agreements and the Servicing Agreement shall provide that if, notwithstanding such instructions, the Originator or the Borrower receives any proceeds of Receivables, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by the Borrower, any Originator or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control.

                  (b) Borrower's Loan Account. All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Receivables or as proceeds of other Collateral will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited when received by the Agent in good funds to the Borrower's Loan Account (conditional upon final collection).

          Section 6.10 Documents, Instruments, and Chattel Paper.

          The Borrower represents and warrants to the Agent and the Lenders that
(a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned free and clear of all Liens other than Agent's Liens.

          Section 6.11 Right to Cure.

          The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral, unless no Event of Default exists and payment of any such amount is being contested by the Borrower and if reserves in accordance with GAAP have been set aside on the books of Borrower. All payments that the Agent makes under this Section 6.11 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 6.11 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

          Section 6.12 Power of Attorney.

          The Borrower hereby appoints the Agent and the Agent's designee as the Borrower's attorney, with power upon the occurrence and during the continuation of an Event of Default: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Receivables, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Receivables to customers or Obligors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except to the extent any such acts constitute gross negligence or willful or wanton misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

          Section 6.13 The Agent's and Lenders' Rights, Duties and Liabilities.

          The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

                                  ARTICLE VII
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

          Section 7.1 Books and Records.

          The Borrower shall keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Receivables; and (b) all other dealings affecting the Collateral.

          Section 7.2 Financial Information.

          The Borrower will furnish, or cause to be furnished, to the Agent, in sufficient copies for distribution by the Agent to each Lender, the following:

                  (a) Annual Financial Statements of Borrower. As soon as available, and in any event within one hundred and fifty (150) days after the close of each fiscal year of the Borrower, a balance sheet of the Borrower, as of the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Annual Financial Statements of FTL and FTL Cayman. As soon as available, and in any event within one hundred and twenty (120) days after the close of each fiscal year of FTL, a consolidated balance sheet and income statement of FTL Cayman, FTL and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner. All consolidated financial statements of FTL and/or FTL Cayman which include the ownership or financial results of the Borrower will contain notes stating that the Borrower is a separate corporate entity with creditors who have received ownership and security interests in the Borrower's assets.

                  (c) Monthly Financial Statements of FTL and FTL Cayman. As soon as available, and in any event within thirty (30) days after the end of each month or within such earlier period provided in FTL Senior Credit Agreement, a consolidated balance sheet and income statement of FTL Cayman, FTL and its Subsidiaries, as of the end of such month, together with related consolidated statements of operations and of cash flows for such month in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year (except for the consolidated balance sheet, which will be compared to the consolidated balance sheet as of the end of the immediately preceding fiscal year), all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of a Responsible Officer of FTL to the effect that such monthly financial statements fairly present in all material respects the financial condition of FTL Cayman, FTL and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

                  (d) Annual Projections and Other Financial Information of FTL. As soon as available but in no event later than thirty (30) days after the beginning of each fiscal year, annual projections of FTL Cayman's and FTL's anticipated financial performance in the current year. In addition FTL shall furnish to the Agent and the Lenders promptly, such additional information, reports or statements regarding FTL Cayman, FTL and its Subsidiaries, including, but not limited to the Originators, as the Agent and/or any of the Lenders may from time to time reasonably request.

                  (e) Officer's Certificate. At the time of delivery of the financial statements provided for in Section 7.2(a) (Annual Financial Statements of Borrower) and in Section 7.2(c) (Monthly Financial Statements of FTL and FTL Cayman), a certificate of a Responsible Officer of the Borrower substantially in the form of Schedule 7.2, (i) demonstrating compliance with any terms of this Agreement as requested by the Agent and (ii) stating that no Default or Event of

Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (f) Certificate of Accountant. Within the period for delivery of the annual financial statements provided in Section 7.2(a) (Annual Financial Statements of Borrower) and Section 7.2(b) (Annual Financial Statements of FTL), a certificate of the accountants conducting the annual audit stating that they have reviewed this Agreement or FTL Senior Credit Agreement, as applicable, and stating further whether, in the course of their audit, they have (based on the financial statements prepared in accordance with then existing GAAP) become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                  (g) Reports. Promptly upon or at least within fifteen (15) Business Days after transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports that FTL or any of its Subsidiaries shall send to its shareholders generally or to a holder of public Debt of FTL or any of its Subsidiaries in its capacity as such a holder.

                  (h) Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Agent immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to the Borrower, FTL or any of FTL's Subsidiaries (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against the Borrower, FTL or any of FTL's Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (B) the institution of any proceedings against the Borrower, FTL or any of FTL's Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation, or alleged violation, of any Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect.

                  (i) ERISA. Upon any of the Borrower, FTL or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Agent and each of the Lenders promptly (and in any event within five (5) Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, a Termination Event; (ii) with respect to any Multi-employer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower, FTL or any of FTL's Subsidiaries or ERISA Affiliates, or of a determination that any Multi-employer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
(iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, FTL or any of FTL's Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would be reasonably expected to have a Material Adverse Effect; together with a description of any such event or condition or a copy of any such notice and a statement by a Responsible Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower or FTL with respect thereto. Promptly upon request, the Borrower shall furnish the Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (j) Fiscal Year 2000 Business Plan and Certain Other Information. (i) Immediately upon completion thereof by FTL and its financial consultants, and in any event no later than November 15, 1999, the comprehensive business plan for FTL Cayman and its subsidiaries for the fiscal year beginning in January, 2000, in form and substance reasonably acceptable to the Lenders,
(ii) with respect to the month ending December 31, 1999, a forecast for FTL Cayman and its subsidiaries of the financial information required to be furnished under Section 7.2(c) for such month, (iii) by 5:00 p.m. each Wednesday of each week for FTL Cayman and its subsidiaries (A) an actual cash flow statement for the prior week and (B) cash flow projections for the next succeeding thirteen (13) weeks, and (iv) immediately upon receipt thereof, but in any event no later than November 15, 1999, the comprehensive audit of the consolidated inventory of the "Credit Parties" (as that term is defined in the FTL Senior Credit Agreement) and their Subsidiaries prepared by FTL as of August 28, 1999. The Borrower confirms its obligation to furnish information required under Section 7.2(c) no later than the time such information is made available to under the FTL Senior Credit Agreement.

                  (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower, FTL, FTL's Subsidiaries and FTL Cayman as the Agent may reasonably request.

          Section 7.3 Certain Notices

          The Borrower shall notify the Agent and the Lenders, in writing of the following matters at the following times:

                  (a) Default or Event of Default. Immediately after becoming aware of any Default or Event of Default.

                  (b) FTL Senior Credit Agreement. Without implying any limitation on the provisions of subsection (b) above, immediately after becoming aware (by receipt of notice or otherwise) of any "Default" or "Event of Default" (as those terms are defined in the FTL Senior Credit Agreement).

                  (c) Other Events. Immediately after becoming aware of any of the following if the same would reasonably be expected to have a Material Adverse Effect: (a) a change in the property, business, operations, or condition (financial or otherwise) of the Borrower, FTL and its Subsidiaries, taken as a whole, any Originator or the Servicer; (b) any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority and (c) any violation of any law, statute, regulation, or ordinance of a Governmental Authority.

                                  ARTICLE VIII
                     GENERAL WARRANTIES AND REPRESENTATIONS


         The Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

         Section 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

         The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. The Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as such enforceability may be limited by principals of equity generally, whether a suit is brought at law or in equity. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower, or (c) the certificate or articles of incorporation or by-laws of the Borrower.

         Section 8.2       Validity and Priority of Security Interest.

         The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Obligations, and enforceable against the Borrower and all third parties except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and except as such enforceability may be limited by principals of equity generally, whether a suit is brought at law or in equity.

         Section 8.3       Organization and Qualification.

         The Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to conduct its business; (c) has all requisite power and authority to conduct its business and to own its property and (d) is a duly formed and validly existing Special Purpose Entity.

         Section 8.4       Corporate Name; Prior Transactions.

         The Borrower has not been known by or used any other corporate or fictitious name, or been a party to any Merger, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         Section 8.5       Subsidiaries and Affiliates.

         The Borrower has no Subsidiaries. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Affiliates.

         Section 8.6       Financial Statements.

         The Borrower has delivered to the Agent and the Lenders the audited balance sheet for the Borrower as of December 31, 1998, for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Ernst & Young LLP. The Borrower has also delivered to the Agent the unaudited, internal financial statements dated August 31, 1999 of the Borrower, FTL and FTL's Subsidiaries. Such financial statements are attached hereto as EXHIBIT B. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower, FTL and FTL's Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

         Section 8.7       Solvency.

         The Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date, and shall remain Solvent during the term of this Agreement.

         Section 8.8       Debt.

         After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower has no Debt, except (a) the Obligations, and (b) Debt described on Schedule 8.8.

         Section 8.9       Distributions.

         Since January 2, 1999, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower.

         Section 8.10      Title to Property.

         The Borrower has good, indefeasible, and merchantable title to all of its property (including, without limitation, the assets reflected on the Financial Statements delivered to the Agent and the Lenders and attached hereto as EXHIBIT B, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except the Agent's Liens.

         Section 8.11      Trade Names and Terms of Sale.

         All trade names or styles under which the Borrower conducts its business or to which instruments in payment of Receivables may be made payable, are listed on Schedule 8.11.

         Section 8.12      Litigation.

         Except as set forth on Schedule 8.12, there is no pending or (to the best of the Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, against or involving the Borrower, FTL and/or any Originator which would reasonably be expected to cause a Material Adverse Effect.

         Section 8.13      Restrictive Agreements.

         The Borrower is not a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Borrower can reasonably foresee, would reasonably be expected to materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of the Borrower, or would in any respect cause a Material Adverse Effect.

         Section 8.14      No Violation of Law.

         The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, decree or other Laws applicable to it which violation would reasonably be expected to have a Material Adverse Effect.

         Section 8.15      No Default.

         The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

         Section 8.16      ERISA Compliance.

         Except as specifically disclosed in Schedule 8.16:

                  (a) Compliance. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred that would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) No Pending Claims. There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                  (c) No ERISA Event or Liabilities. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 8.17      Taxes.

         The Borrower has filed all federal and other tax returns and reports required to be filed, and has paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable except (i) any such returns which are subject to valid extensions or (ii) with respect to any such taxes assessments, fees or other governmental charges, the payment of which is being contested by the Borrower in good faith and for which adequate reserves have been set aside on the books of Borrower in accordance with GAAP.

         Section 8.18      Regulated Entities.

         Neither the Borrower nor any Person controlling the Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

         Section 8.19      Use of Proceeds; Margin Regulations.

         The proceeds of the Loans are to be used solely to purchase Receivables; provided, however, initially, the proceeds will be advanced to terminate, replace and refund the existing facility that is being provided to the Borrower by Barton Capital Corporation, and Societe Generale, to purchase receivables from some of the Originators. The Borrower is not engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         Section 8.20      No Material Adverse Change.

         No material adverse change has occurred in the business, operations, or conditions (financial or otherwise) of the Borrower, FTL and FTL's Subsidiaries taken as a whole since the date of the Financial Statements delivered to the Agent and attached hereto as EXHIBIT B. No material adverse change has occurred in the Borrower's or FTL's ability to operate in accordance with the financial projections furnished to the Agent or to comply with the covenants and agreements hereof.

         Section 8.21      Year 2000 Assessment.

         On the basis of a comprehensive review and assessment undertaken by Borrower of Borrower's computer applications and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a material adverse change in the operations, business, properties, or condition (financial or otherwise) of the Borrower.

         Section 8.22      Full Disclosure.

         None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing
Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         Section 8.23      Material Agreements.

         Schedule 8.23 hereto sets forth all material agreements and contracts to which the Borrower is a party or is bound as of the date hereof.

         Section 8.24      Bank Accounts.

         Schedule 8.24 contains a complete and accurate list of all bank accounts maintained by the Borrower with any bank or other financial institution.

         Section 8.25      Governmental Authorization.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document.

         Section 8.26      FTL Senior Credit Agreement

         The Sixth Amendment to the FTL Senior Credit Agreement is in full force and effect and there exists no "Default" or "Event of Default" (as those terms are defined in the FTL Senior Credit Agreement).

                                   ARTICLE IX
                       AFFIRMATIVE AND NEGATIVE COVENANTS


         The Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         Section 9.1       Payment of Taxes and Other Indebtedness.

         The Borrower will pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, would be reasonably expected to give rise to a Lien upon any of its properties, and (c) all of its other Debt as it shall become due; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge, levy, claim or Debt that is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment
(i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would be reasonably expected to have a Material Adverse Effect.

         Section 9.2       Preservation of Existence and Franchises.

         The Borrower will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority.

         Section 9.3       Separate Legal Existence.

         The Borrower shall maintain its separate legal entity as a Special Purpose Entity and make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of each of the Originators, the Servicer and any Affiliate thereof, and is not a division of any Originator, the Servicer or any other Person. Without limiting the generality of the foregoing, the Borrower shall take such actions as shall be required in order that the Borrower's purpose is limited solely to purchasing the Receivables, granting security interests in the Receivables, entering into the Financing Documents and the transactions contemplated thereby and engaging in incidental activities in connection therewith.

         Section 9.4       Compliance with Law.

         The Borrower will comply with all material laws, rules, regulations and orders, and all applicable material Laws imposed by all Governmental Authorities, applicable to it and its property, except to the extent that any non-compliance would not have or be reasonably expected to have a Material Adverse Effect.

         Section 9.5       Maintenance of Property.

         The Borrower will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, except to the extent any of such property no longer is necessary to the operation of the business of the Borrower, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         Section 9.6       Insurance.

         The Borrower will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         Section 9.7       Compliance with ERISA.

         The Borrower shall, and shall cause each of its ERISA Affiliates to:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to
Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         Section 9.8       Merger.

         The Borrower will not enter into any transaction of Merger or liquidate, wind up or dissolve itself.

         Section 9.9       Restricted Payments.

         The Borrower will not, directly or indirectly, do the following (collectively, "Restricted Payments"): (a) declare or pay any dividends or make any other Distribution upon any shares of its capital stock of any class or (b) purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of its capital stock of any class or any warrants or options to purchase any such shares.

         Section 9.10      Transactions Affecting Collateral or Obligations.

         The Borrower shall not enter into any transaction that would be reasonably expected to have a Material Adverse Effect.

         Section 9.11      Guaranties.

         The Borrower shall not make, issue, or become liable on any Guaranty.

         Section 9.12      Debt.

         The Borrower shall not incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) the FTL Note; and (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as EXHIBIT B.

         Section 9.13      Investments.

         Except as otherwise provided in this Agreement, the Borrower will not
(a) make, assume, acquire or continue to hold any investment in any real or personal property, other than Receivables and Related Rights of an Originator and other than Permitted Investments, whether by stock purchase, capital contribution, acquisition of indebtedness of such Person or otherwise (including, without limitation, investments in any joint venture or partnership), (b) guaranty or otherwise become contingently liable for the Debt or obligations of any Person, or (c) make any loans or advances, or otherwise extend credit to any Person.




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

         Section 9.14      Prepayment.

         The Borrower shall not voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         Section 9.15      Transactions with Affiliates.

         The Borrower will not enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than transactions (a) listed on Schedule 9.15, and any renewals, replacements, refinancings or extension thereof, (b) on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate or, if such transaction is not one which by its nature could be obtained from such Person, is on fair and reasonable terms, (c) in the ordinary course of business or, if not in the ordinary course of business, that are set forth in writing and the board of directors of FTL, has determined in good faith that such business or transaction or series of transactions meets the applicable criteria set forth in clause (b) preceding, and (d) under the Transaction Documents, provided that during the continuance of an Event of Default, the Borrower shall make no payment under the FTL Note and, if so directed by the Agent or the Majority Lenders, no other payment to an Affiliate including, without limitation, those under the Servicing Agreements.

         Section 9.16      Investment Banking and Finder's Fees.

         Except as provided in the Fee Letter, the Borrower shall not pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         Section 9.17      Business Conducted.

         The Borrower shall not alter the character of its business from that described in the definition of "Special Purpose Entity."

         Section 9.18      Liens.

         The Borrower shall not create, incur, assume, or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for the Agent's Liens.

         Section 9.19      New Subsidiaries.

         The Borrower shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary.

         Section 9.20      Fiscal Year.

         The Borrower shall not change its Fiscal Year.




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

         Section 9.21      Further Assurances.

         The Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

         Section 9.22      Minimum Eligible Receivables.

         At all times the Eligible Receivables shall equal or exceed $120,000,000; provided, however, that in the event an Originator sells certain non-core assets that have been identified to the Agent prior to the date of this Agreement, the Majority Lenders shall, after consultation with the Borrower, establish a lower, appropriate level of Eligible Receivables.

         Section 9.23      Transaction Documents.

         The Borrower shall fully perform all of its obligations under each of the Transaction Documents, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided, however, that the Borrower shall not take any action or fail to take any action with respect to its Transaction Documents which would cause the termination of any of the Purchase and Contribution Agreements or the Servicing Agreements. Without limiting the generality of the foregoing, the Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have would reasonably be expected to have a materially adverse effect upon, the full enforcement of all indemnification rights under its Transaction Documents. The Borrower shall not, without the Agent's and the Majority Lenders' prior written consent, modify, amend, supplement, compromise, satisfy, release, or discharge any of its Transaction Documents, any obligation or security thereunder collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of its Transaction Documents or the collateral therefor. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower becomes aware thereof, of any event or fact which reasonably would be expected to give rise to a claim by it for indemnification under any of its Transaction Documents, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. The Borrower shall remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine, all amounts received by the Borrower as indemnification or otherwise pursuant to its Transaction Documents. If the Borrower shall fail after the Agent's demand to pursue diligently any right under its Transaction Documents, or if an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Agent or the Lenders. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Transaction Documents, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's duties or obligations under its Transaction Documents or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

                                   ARTICLE X
                              CONDITIONS OF LENDING

         Section 10.1      Conditions Precedent to Making of Loans on the
                           Closing Date.

         The obligation of the Lenders to make the initial Revolving Loans on the Closing Date is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

                  (a) Execution. This Agreement and the other Loan Documents, including, but not limited to, the Loan Documents included on the List of Closing Documents attached hereto as EXHIBIT C and made a part hereof, have been executed by each party thereto and the Borrower shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower before or on such Closing Date.

                  (b) Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date, except that any such representations and warranties which are deemed to be made as of a certain date shall be true and correct as of such date.

                  (c) No Default. No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

                  (d) Consents, Licenses, Approvals, Etc. The Agent shall have received copies of all consents, licenses and approvals, required in connection with the execution, delivery, performance, validity and enforceability of the Financing Documents and the Purchase and Contribution Agreements, and such consents, licenses and approvals shall be in full force and effect.

                  (e) Opinions. The Agent and the Lenders shall have received such opinions of counsel for the Borrower as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel. The opinions required hereunder shall include, but not be limited to, opinions from Borrower's counsel that all Purchase and Contribution Agreements constitute a true sale of the Receivables and Related Rights described therein and opinions from Borrower's counsel that the Borrower is



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

a Special Purpose Entity. With respect to each Local Currency Originator, Agent and the Lenders shall have received such opinions of counsel for the Borrower as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel, and to cover the validity and binding transfer of the Receivables as Assigned Local Currency Receivables, and other related matters addressed to the Agent and the Lenders in form satisfactory to the Agent. The opinion of FTL's in-house counsel regarding the absence of conflicting agreements shall be supplemented on or before November 30, 1999 by a favorable opinion of Katten Muchin & Zavis regarding the absence of conflicting agreements, which opinion shall be in form and substance satisfactory to the Agent and its counsel.

                  (f) Financing Statements and Termination Statements. The Agent shall have received:

                           (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

                           (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower except the Agent's Liens.

                  (g) Payment of All Fees and Expenses. The Borrower shall have paid all reasonable fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (h) Insurance. The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

                  (i) Due Diligence. The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Receivables, and Availability, and the results of such examination and audit shall have been reasonably satisfactory to the Agent and the Lenders in all respects.

                  (j) Due Authorization. All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders. Purchase and Contribution Agreements. The Borrower shall have delivered to the Agent a copy of each of the fully executed Purchase and Contribution Agreements in effect as of the Closing Date, together with solvency certificates executed by the applicable Originators, which Purchase and Contribution Agreements shall be in all respects satisfactory to the Agent.

                  (l) Servicing Agreements. The Agent shall have received evidence satisfactory to it that the obligations of the Servicer run to the benefit of the Agent and the Agent can enforce the obligations of the Servicer directly.

                  (m) FTL Senior Credit Agreement Acknowledgment. The Agent shall have received evidence satisfactory to it that the agent and the lenders under FTL Senior Credit Agreement have acknowledged and agreed that the Purchase and Contribution Agreements and the security for the Obligations do not violate FTL Senior Credit Agreement and that the assets purchased under the Purchase and Contribution Agreement and the security for the Obligations are free and clear of all liens and other interests of such lenders and agents.

                  (n) Borrower's Capitalization, Solvency, etc. The Agent shall be satisfied that the Borrower is adequately capitalized, that the fair saleable value of the Borrower's assets exceeds its liabilities on the Closing Date and that the Borrower has sufficient working capital to pay its debts as they become due.

                  (o) Year 2000 Risks. The Borrower shall have satisfied the Agent that (a) each of the Borrower, FTL, the Servicer and the Originators has taken and is taking all necessary and appropriate steps to ascertain the extent of, quantify and successfully address the business and financial risks facing such entity as a result of what is commonly referred to as the "Year 2000 problem" (i.e., the inability of certain computer applications to recognize correctly and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), including risks resulting from the failure of key customers and suppliers to address successfully the Year 2000 problem, and (b) the material computer applications of the Borrower, FTL, the Servicer and the Originators will on a timely basis adequately address the Year 2000 problem in all material respects.

                  (p) No Material Adverse Change in Markets. No material adverse change or material disruption of conditions has occurred and is continuing in the financial, banking or capital markets which the Agent and the Syndication Agent, in their reasonable discretion, deem material in connection with the syndication of the Commitments.


         The acceptance by the Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect. Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

         Section 10.2      Conditions Precedent to Each Loan.

         The obligation of the Lenders to make each advance under the Revolving Loans on the Closing Date and thereafter shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:




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

                  (a) Representations and Warranties. The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (b) Availability. Without limiting Section 10.2(b), the amount of the Availability shall be sufficient to make each such Revolving Loan without exceeding the Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Bank of America for such Lenders' Pro Rata Share of any Non-Ratable Loan Advance as provided in Section 2.2(h) (Non-Ratable Loans) or the Agent for such Lenders' Pro Rata Share of any Agent Advance as provided in Section 2.2(i) (Agent Advances).

                                   ARTICLE XI
                                DEFAULT; REMEDIES

         Section 11.1      Events of Default.

         It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest on any of the Obligations when due, whether upon demand or otherwise;

                  (b) any failure to pay any of the Obligations except as set forth in (a) above within five (5) days of the date when due, whether upon demand or otherwise;

                  (c) any representation or warranty made or deemed made by the Borrower in this Agreement or by the Borrower in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;



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

                  (d) any representation or warranty under any of the Purchase and Contribution Agreements or any servicing agreement shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (e) the failure of the Borrower to perform, observe or comply with any covenant, condition or agreement contained in this Agreement, and:


                           (i)  only with respect to a failure under
subsections (a) through and including (e) only of Section 7.2 (Financial Information), such failure continues uncured for a period of five (5) days and, in the case a failure under subsection (b) such failure occurs more than twice in any twelve (12) month period and in the case of a failure under subsection
(c) such failure occurs more than once in any twelve (12) month period, or


                           (ii) only with respect to a failure under:


                                    (A)     Section 7.1 (Books and Records),


                                    (B)     Section 9.1 (Payment of Taxes and
                           Other Indebtedness) with respect to clauses (a), (b) and (c) only to the extent such failure when aggregated with all such failures under Section 9.1 does not exceed $1,000,000 in the aggregate,


                                    (C)     Section 9.2 (Preservation of
                           Existence and Franchises), or

                                    (D)     Section 9.5 (Maintenance of
                           Property), or

                                    (E)     Section 9.7 (Compliance with ERISA),


                  if the Borrower after discovering any such failure under this clause (ii), fails to diligently and continuously pursue the cure of such failure or such failure continues uncured thirty
                  (30) days after discovery by a Responsible Officer of the Borrower;

                  (f) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Agent or any Lender are party in connection with the transactions contemplated by this Agreement or any of the other Loan Documents, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                  (g) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) in an outstanding principal amount which exceeds $1,000,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by the Borrower, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (h) the Borrower, FTL or any Originator shall suffer an Event of Bankruptcy to exist;

                  (i) the Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (j) all or any material part of the property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (k) unless adequately insured in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than $1,000,000 against the Borrower, and the failure by the Borrower to discharge the same, or cause it to be discharged, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment;

                  (l) any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within sixty (60) days after the same shall have been levied;

                  (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower occurs which materially and adversely affects the property, business, operation, prospects, or condition of the Borrower and is not adequately covered by insurance;

                  (n) there occurs a Material Adverse Effect as to the Borrower, FTL, any Subsidiary of FTL, or any Originator;

                  (o) there is filed against the Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) would reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected



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

and prior to all other Liens (other than the Agent's Liens) or is terminated, revoked or declared void;

                  (q) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or would reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $10,000,000;

                  (r)      there occurs a Change of Control;

                  (s) a default or event of default (as defined in the applicable documents) occurs under the terms of (i) FTL Senior Credit Agreement,
(ii) any evidence of Debt For Borrowed Money (other than the obligations under FTL Senior Credit Agreement) in an outstanding principal amount which exceeds $10,000,000 and (iii) any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by FTL, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (t) one hundred percent (100%) of the issued and outstanding stock of the Borrower shall cease to be owned by Union;

                  (u) the Borrower, in the opinion of the Agent, shall cease to be a Special Purpose Entity;

                  (v) a default or event of default, as defined therein, occurs under any Purchase and Contribution Agreements or the Servicing Agreement or any sale under any of the Purchase and Contribution Agreements shall not be a true sale;

                  (w) except in conformance with Section 9.23 (Transaction Documents), any Transaction Documents terminate, are revoked, or are declared void (or the Borrower or any Affiliates or any of their successors or assigns of gives notice or makes an assertion to that effect).

         Section 11.2      Remedies.

                  (a) Reduction; Limitation of Advances. If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Receivables used in computing the Availability, or reduce one or more of the other elements used in computing the Availability; and (ii) restrict the amount of or refuse to make Revolving Loans. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 11.1(h) or Section 11.1(i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) Collateral and Possession. If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; (iii) the Agent may, at any time, choose the Servicer, and (iv) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its discretion exercised in accordance with applicable laws, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to Section 15.7 (Notices). If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.



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

                  (c) Waiver by Borrower. If an Event of Default exists, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                  ARTICLE XII
                              TERM AND TERMINATION

         Section 12.1      Term and Termination.

         The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice during the continuation of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                  ARTICLE XIII
           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         Section 13.1      No Waivers; Cumulative Remedies.

         No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         Section 13.2      Amendments and Waivers.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and acknowledged by the Agent, do any of the following:



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

                  (a)      increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase any of the percentages set forth in the definition of Borrowing Base;

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g)      release Collateral other than as permitted by Section
14.11 (Collateral Matters);

                  (h) change the definitions of "Majority Lenders" or "Required Lenders";

                  (i)      increase the Maximum Revolver Amount; and


provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

         Section 13.3      Assignments; Participations.

                  (a) Assignment. With the written consent of the Agent and (only if no Event of Default then exists) the Borrower, which consent shall not be unreasonably withheld or delayed, any Lender, may assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 or if less the entire amount of such Lender's Commitment; provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.




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

                  (b) Effective date of Assignment. From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) Confirmation and Agreements. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Substitute Notes. Within five (5) Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.




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

                  (e) Participations. Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable during the continuation of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Pledge of Interest. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                  ARTICLE XIV
                                    THE AGENT

         Section 14.1      Appointment and Authorization.

         Each Lender hereby designates and appoints Bank of America, National Association as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Section 14.1. The provisions of this
Section 14.1 are solely for the benefit of the Agent and the Lenders and the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express)



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

obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to Section 2.2(i) (Agent Advances), and (c) the exercise of remedies pursuant to
Section 11.2 (Remedies), and any action so taken or not taken shall be deemed consented to by the Lenders.

         Section 14.2      Delegation of Duties.

         The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         Section 14.3      Liability of Agent.

         None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

         Section 14.4      Reliance by Agent.

                  (a) Writings, etc. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the

Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) Conditions Precedent. For purposes of determining compliance with the conditions specified in Section 10.1 (Conditions Precedent), each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         Section 14.5      Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section
11.2 (Remedies); provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         Section 14.6      Credit Decision.

         Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

         Section 14.7      Indemnification.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 15.10 (Indemnity of the Agent and the Lenders); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         Section 14.8      Agent in Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and/or FTL, its Subsidiaries and Affiliates (including, without limitation, those arising under the FTL Senior Credit Agreement from time to time) as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         Section 14.9      Successor Agent.

         The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. In the event Bank of America sells all of its Commitments and Revolving Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring

Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XIV (The Agent) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, in the event that Bank of America assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment.

         Section 14.10     Withholding Tax.

                  (a) Foreign Corporation. If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.


Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) Withholding Tax - IRS Form 1001. If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to another Lender, such exempt Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.




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

                  (c) Withholding Tax - IRS Form 4224. If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to another Lender, such exempt Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) Reduction of Withholding Tax. If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) Indemnification of Agent. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         Section 14.11     Collateral Matters.

                  (a) Release of Agent's Lien. The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.5 (Maintenance of Property) (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.11(a).

                  (b) Execution of Releases by Agent. Upon receipt by the Agent of any authorization required pursuant to Section 14.11(a) (Release of Agent's Lien) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) Limitation of Agent's Obligations. The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         Section 14.12     Restrictions on Actions by Lenders; Sharing of
                           Payments.

                  (a) Set off. Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any accounts of the Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) Remittance to Agent or Purchase of Pro Rata Share. If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         Section 14.13     Agency for Perfection.

         Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets that, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         Section 14.14     Payments by Agent to Lenders.

         All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:


                if to Bank of America:     Bank of America, National Association
                                           ABA # 071000039
                                           Chicago IL
                                           Bank of America Business Credit
                                           Acct# 86667-00418
                                           Reference: FTL Receivables


or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise.

         Section 14.15     Concerning the Collateral and the Related Loan
                           Documents.

         Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         Section 14.16     Field Audit and Examination Reports; Disclaimer by
                           Lenders.

         By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither Bank of America nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and will rely significantly upon the Borrower's books and records, as well as on representations of the Borrower's personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation, Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         Section 14.17     Relation Among Lenders.

         The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE XV
                                  MISCELLANEOUS

         Section 15.1      Cumulative Remedies; No Prior Recourse to Collateral.

         The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         Section 15.2      Severability.

         The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         Section 15.3 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) APPLICABLE LAW. THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (i) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (ii) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) SERVICE OF PROCESS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET



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

FORTH IN Section 15.7 (NOTICES) AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  (d) WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS, THE AGENT AND THE SYNDICATION AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS, THE AGENT AND THE SYNDICATION AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 15.4      Survival of Representations and Warranties.

         All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         Section 15.5      Other Security and Guaranties.

         The Agent, may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         Section 15.6      Fees and Expenses.

         The Borrower agrees to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including, without limitation: (a) Attorney Costs; (b) costs



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

and expenses (including attorneys' and paralegals' fees and disbursements which shall include, without duplication of Attorney Costs, the allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the allocated cost of Agent's in-house counsel fees and disbursements, without duplication of Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 4.4 (Payments as Revolving Loans).

         Section 15.7      Notices.

         Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service,
(b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent:                         Bank of America, National Association
                                         231 S. LaSalle Street, 16th Floor
                                         Chicago, Illinois     60697
                                         Attention:  Beverly J. Gray




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

If to Syndication Agent:                 Banc of America Securities LLC
                                         100 North Tryon Street
                                         Charlotte, North Carolina C 28255
                                         Attention:  Peter C. Hall


                  with copies to:        Frederick W. Runge, Jr., Esquire
                                         Miles & Stockbridge P.C.
                                         10 Light Street
                                         Baltimore, Maryland 21202


If to the Borrower:                      FTL Receivables Company
                                         1 Fruit of the Loom Drive
                                         Bowling Green, Kentucky 42103

                  with copies to:        Howard Laznar, Esquire
                                         Katten Muchin & Zavis
                                         525 West Monroe Street
                                         Suite 1600
                                         Chicago, Illinois 60661-3693

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         Section 15.8      Waiver of Notices.

         Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower that the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

         Section 15.9      Binding Effect.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         Section 15.10 Indemnity of the Agent and the Lenders by the Borrower.

         The Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including, without limitation, Attorney Costs) of any kind or nature whatsoever




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

which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         Section 15.11     Limitation of Liability.

         No claim may be made by the Borrower, any Lender or other Person against the Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and the Borrower and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         Section 15.12     Final Agreement.

         This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

         Section 15.13     Counterparts.

         This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         Section 15.14     Captions.

         The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.



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

         Section 15.15     Right of Setoff.

         In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT.


           The balance of this page has been intentionally left blank.

      Signature Page to Loan and Security Agreement dated October 29, 1999.


         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    "BORROWER"

                                    FTL RECEIVABLES COMPANY



                                    By:_________________________________
                                        Brian J. Hanigan
                                        Vice President and Treasurer

                                    "AGENT"

                                    Bank of America, National Association, as the Agent



                                    By: _____________________________
                                        Joseph R. Lehrer
                                        Senior Vice President

                                    "LENDERS"

Commitment: $275,000,000            Bank of America, National Association, as a
                                    Lender



                                    By:______________________________
                                        Joseph R. Lehrer
                                        Senior Vice President







                                       86